Exhibit 10.2

GRANTOR JOINDER AGREEMENT

GRANTOR JOINDER AGREEMENT dated as of August 1, 2024 (the “Grantor Joinder Agreement”), to the INTERCREDITOR AGREEMENT dated as of November 2, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Initial First Lien Representative and Initial First Lien Collateral Agent, REGIONS BANK, not in its individual capacity but solely in its capacity as trustee under the Initial Second Lien Indenture, as Initial Second Lien Representative, REGIONS BANK, not in its individual capacity but solely in its capacity as collateral agent under the Initial Second Lien Indenture, as Initial Second Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and the other Grantors.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, SUMMIT MIDSTREAM CORPORATION, a Delaware corporation (the “New Grantor”), wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 8.18 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the Representatives, the Collateral Agents and the Claimholders:

Section 1. Accession to the Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to, the Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 8.18 thereof, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement. This Grantor Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 8.20 of the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Representative, each Collateral Agent and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable. The terms of the final sentence of Section 8.16 of the Intercreditor Agreement shall apply to this Grantor Joinder Agreement, mutatis mutandis.

ICA JOINDER

Section 4. Full Force and Effect. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Section 5. Section Headings. Section headings used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Section 6. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Grantors.

Section 7. Governing Law. THIS GRANTOR JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

Section 8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

Section 9. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth below, which information supplements Section 8.11 of the Intercreditor Agreement.

Address for notices:	910 Louisiana Street
Suite 4200
Houston, Texas 77002
Attention of:	James Johnston, General Counsel

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attn: Rachael Lichman

Section 10. Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Grantor Joinder Agreement.

[Signature Page Follows]

ICA JOINDER

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

SUMMIT MIDSTREAM CORPORATION

By:	/s/ William J. Mault
Name:	William J. Mault
Title:	Executive Vice President and Chief
Financial Officer

ICA JOINDER

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